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Servotronics, Inc. and Subsidiaries

Exhibit 10(A)(2)


As of October 6, 1998

Dr. Nicholas D. Trbovich
1110 Maple Street
Elma, NY 14059

Subject:  Amendment to Employment Agreement

Dear Dr. Trbovich:

The following amendment is made to the Amended and Restated Employment Agreement dated August 8, 1986 between Servotronics, Inc., ("Employer") and Dr. Nicholas
D. Trbovich ("Employee"), and as subsequently amended as of October 1, 1986, October 1, 1987, July 20, 1988, October 1, 1988, October 1, 1989, May 1, 1990,
May 1, 1991, May 1, 1992, May 1, 1993, March 28, 1994, May 1, 1994, May 1, 1995,
May 1, 1996, May 1, 1997, March 9, 1998, and May 1, 1998 (the "Agreement").

                                    Recitals

Employee has and is serving as Founder, Chairman of the Board, President and Chief Executive Officer of Employer for over 39 years. In consideration of his exemplary services to Employer, the parties desire to continue certain Employee's benefits for the period after termination of Employee's employment by the Company.

                               Terms of Amendment

14-A After termination of Employee's employment hereunder for any reason, Employer shall provide and pay for, at a minimum, the Employee's Post Employment disability, medical, hospital and other health care benefits and life insurance benefits that are no less than the maximum benefits which were provided to Employee during the term of Employee's employment and which do not require Employee to assume co-pay or employee contribution costs greater than he had been required to assume (if any) during that period of his employment when maximum benefits were provided to him. Employer shall pay the cost of all Post Employment Benefits. If Employer is unable to provide the Post Employment Benefits as part of the plan or plans which provide benefits to other employees of the Employer, it shall create a special or individual plan or plans to provide the benefits to Employee; and if Employer is unable to provide such benefits through a special or individual plan, it shall pay Employee monthly an amount which will equal the sum of the cost to Employee of his obtaining benefits equivalent to the Post Employment Benefits plus any additional federal and state income tax cost to Employee of receiving such payments in lieu of Post Employment Benefits. This amendment is effective as of October 6, 1998.
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Servotronics, Inc. and Subsidiaries                                   Page 2

Exhibit 10(A)(2)

If the foregoing meets with your approval and you are willing to become bound hereby, will you please sign and return to the undersigned the enclosed copy of this letter.

Very truly yours,

SERVOTRONICS, INC.


/S/Lee D. Burns

Lee D. Burns,
Treasurer/Secretary


ACCEPTED AND AGREED


/s/ Dr. Nicholas D. Trbovich
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Dr. Nicholas D. Trbovich